UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2016

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 9, 2016, James Alejandro, Chief Accounting Officer and Controller of Digital Turbine, Inc. (the “Company”), informed the Company of his intent to resign by the end of June 2016. On June 8, 2016, he resigned, effective June 10th.

(c) On June 14, 2016, Digital Turbine, Inc. appointed David Wesch as its acting Chief Accounting Officer and Controller.

Mr. Wesch, age 29, is a Certified Public Accountant with over six years of experience, spanning public accounting and various industries, including technology, manufacturing, and oil and gas, with a focus primarily on technology. Mr. Wesch has been the Accounting and SEC Financial Reporting Manager of the Company since May 2015. Prior to joining Digital Turbine, Inc., Mr. Wesch was a Manager at BDO USA, LLP where he managed audits of both large public and private companies since May 2010. Mr. Wesch holds a Bachelor and Master’s degree, from The McCombs School of Business at The University of Texas at Austin.

There is no family relationship between Mr. Wesch and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. Wesch and any other person pursuant to which Mr. Wesch was elected as acting Chief Accounting Officer of the Company. There are no transactions in which Mr. Wesch has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 14, 2016	Digital Turbine, Inc.

By: /s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President, Chief Financial Officer